Exhibit 5.1

[Letterhead of Willkie Farr & Gallagher LLP]

Wave Systems Corp.

480 Pleasant Street

Lee, MA 01238

Re:                                          June 2014 Shelf Take-Down

Ladies and Gentlemen:

We are acting as counsel for Wave Systems Corp., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of (i) 5,225,560 shares of Class A common stock, $0.01 par value per share of the Company (the “Shares”), (ii) warrants (the “Warrants”) to purchase up to 2,090,224 shares of common stock of the Company, par value $0.01 per share (the “Warrant Shares”), and (iii) the Warrant Shares, in each case, pursuant to a Registration Statement on Form S-3 (No. 333-190539) and the related Registration Statement on Form S-3 (No. 333-196688) filed pursuant to Rule 462(b) (such Registration Statements together, as amended from time to time, are herein referred to as the “Registration Statement”) and the related Prospectus and Prospectus Supplement to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(5) under the Act.

The Shares and the Warrants are to be sold to certain purchasers (the “Purchasers”) pursuant to Subscription Agreements (collectively, the “Subscription Agreements”), between the Company and the Purchasers.  The Warrant Shares are to be sold from time to time upon exercise of the Warrants to be issued by the Company to the Purchasers.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus therein, and the Prospectus Supplement and we have reviewed the corporate proceedings of the Company with respect to the authorization of the issuance of the Shares, the Warrants and the Warrant Shares.  We have also examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, and the legal competence of each individual executing any document.

Subject to the limitations set forth below, we have made such examination of law as we have deemed necessary for the purposes of this opinion.  This opinion is limited solely to the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws and, as to the enforceability of the Warrants, the laws of the State of New York.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                             The Shares have been duly authorized and, when issued and paid for in accordance with the terms and conditions of the Subscription Agreements, will be validly issued, fully paid and non-assessable.

2.                                             The Warrants have been duly authorized for issuance and, when issued and paid for in accordance with the terms and conditions of the Subscription Agreements and duly executed and delivered by the Company, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

3.                                             The Warrant Shares have been duly authorized and, when issued and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the heading “Legal Matters” in the Prospectus Supplement included in the Registration Statement.  In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP